Exhibit 99.1
Sadot Group Inc. Reports Full Year 2023 Results
2023 Revenue Rises to $726.7 million from $161.7 million in 2022
Adjusted EBITDA Rises to $0.1 million vs. $2.0 million loss Year over Year
Engages Third Party to Explore the Potential Divestment of its Restaurant and Food Prep Assets

Fort Worth, Texas, March 20, 2024 (ACCESSWIRE) – Sadot Group Inc. (Nasdaq: SDOT) (the “Sadot Group” or the “Company”), an emerging player in the global food supply chain sector, today announced that it disclosed its full year results for the period ending December 31, 2023. Chief Executive Officer, Michael Roper and Chief Financial Officer, Jennifer Black will host a conference call at 11 am Eastern Daylight Time on March 21, 2024, to discuss the results. All interested parties are invited to join this call. The full year financial statements ended December 31, 2023, are available on the “Investors” section of the Company's website (https://www.ir-sadotgroupinc.com/sec-filings) and can also be found on www.sec.gov.
Financial highlights for the year ended December 31, 2023:

•In 2023, the Company's consolidated revenue was $726.7 million, a significant increase compared to $161.7 million for the year ended December 31, 2023.

•Non-GAAP adjusted EBITDA from operations was $0.1 million in 2023 compared to $2.0 million loss in 2022.

•In 2023, the Company's assets increased to $178.1 million from $27.2 million in 2022.

•The Company, as of December 31, 2023, had a cash balance of $1.4 million compared to a cash balance of $9.9 million in 2022 as cash was deployed to facilitate trades.

•In 2023, Sadot Group’s working capital increased to $8.3 million from $4.0 million in 2022.

Review of Key Highlights:

•The Company reported consolidated revenue increase from the prior year is mainly due to sales revenue generated from our Sadot Agri-Foods division which began operations in November of 2022.

•The Company’s 2023 non-GAAP adjusted EBITDA from operations was $0.1 million for 2023 compared to $2.0 million loss in 2022 was mainly due to our Sadot Agri-Foods division which generated $9.3 million of net income.

•The Company’s total assets increased from $27.2 million in 2022 to $178.1 million in 2023. This is attributed to strategic initiatives such as the acquisition of the farm, accounts receivable related to trades, and forward sales contracts for future delivery.

•As of December 31, 2023, the Company had a cash balance of $1.4 million compared to a cash balance of $9.9 million as of December 31, 2022. This decline is a deliberate outcome of Sadot Group’s strategic shift away from the restaurant business towards the Sadot Agri-Foods division. The deployment of cash is intrinsic to the Company’s business model for generating revenue and margins.

•The Company is fully focusing on the Sadot Agri-Foods division as we have made the decision to explore alternatives including potentially divesting the Company of its restaurant operations which have had a material impact on earnings over the past year. The Company has engaged Lisiten Associates in New York, specialists in the sale of restaurant concepts, to explore the potential divestment of the Company’s remaining restaurant and meal prep assets.

“It has been a truly transformative first 16 months since Sadot Group refocused and retooled the organization to become an emerging player in the global food supply chain,” stated Michael Roper CEO of Sadot group. “Beginning with our initial focus on agri-commodity origination and trading, we have embarked on a journey of diversification and growth. Our strategic decision to hire Lisiten Associates to explore alternatives in our restaurant holdings underscores our commitment to focusing on our core operations and driving long-term value for our shareholders.”
Webcast Details:
Date: March 21, 2024
Time: 11:00 AM EDT / 8:00 AM PDT
To register, please use the link below:

https://audience.mysequire.com/webinar-view?webinar_id=4f2fc5b6-6d78-4bd4-acc4-ca909e8101f6
* Please note that when logging into the Webcast individuals must, when prompted to, “allow video and audio” access to your device to view and hear the call.

About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Ft. Worth, Texas with subsidiary operations all throughout the United States, Brazil, Colombia, Dubai, India, Israel, Singapore, Ukraine and Zambia. For more information, please visit www.sadotgroupinc.com.

Sadot Group, Inc.
Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
	$’000	$’000
ASSETS
Current assets:
Cash	1,354	9,898
Accounts receivable, net of allowance for doubtful accounts of $0.2 million and $23.4 thousand as of December 31, 2023 and 2022, respectively	52,920	135
Inventory	2,561	298
Other current assets	56,016	317
Total current assets	112,851	10,648
Right to use assets	1,284	2,433
Property and equipment, net	12,883	1,895
Goodwill	1,798	2,626
Intangible assets, net	2,833	4,611
Deposit on farmland	—	4,914
Other non-current assets	46,442	103
Total assets	178,091	27,230
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	50,167	1,953
Accrued stock-based compensation expense, related party	—	3,603
Notes payable, current, net of discount of $0.2 million and nil as of December 31, 2023 and 2022, respectively	6,531	222
Operating lease liability, current	385	560
Deferred revenue, current	1,229	95
Derivative liability	—	—
Other current liabilities	46,270	182
Total current liabilities	104,582	6,615
Contract liability, non-current	46,048	—
Notes payable, non-current	622	759
Operating lease liability, non-current	1,027	2,019
Deferred revenue, non-current	1,555	1,276
Total liabilities	153,834	10,669
Equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized, 40,464,720 and 29,287,212 shares issued and outstanding as of December 31, 2023, and 2022, respectively	4	3
Additional paid-in capital	107,988	95,913
Accumulated deficit	(87,179)	(79,355)
Accumulated other comprehensive income	8	—
Total Sadot Group, Inc. shareholders' equity	20,821	16,561
Non-controlling interest	3,436	—
Total equity	24,257	16,561
Total liabilities and equity	178,091	27,230

Sadot Group, Inc.
Consolidated Statement of Operations and Other Comprehensive Loss

	For the Years Ended December 31,
	2023	2022
	$’000	$’000
Commodity sales	717,506	150,586
Company restaurant sales, net of discounts	8,053	10,300
Franchise royalties and fees	1,041	727
Franchise advertising fund contributions	73	81
Other revenues	13	5
Cost of goods sold	(716,755)	(157,307)
Gross profit	9,931	4,392
Impairment of intangible asset	(811)	(347)
Impairment of goodwill	(828)	—
Depreciation and amortization expenses	(1,808)	(2,015)
Franchise advertising fund expenses	(73)	(81)
Pre-opening expenses	(371)	(117)
Post-closing expenses	(212)	(197)
Stock-based expenses	(6,192)	(3,716)
Sales, general and administrative expenses	(9,404)	(6,035)
Loss from operations	(9,768)	(8,116)
Other income	308	46
Interest expense, net	(469)	(7)
Change in fair value of stock-based compensation	1,339	—
Warrant modification expense	(958)	—
Gain on fair value remeasurement	1,491	—
Gain on debt extinguishment	—	140
Loss Before Income Tax	(8,057)	(7,937)
Income tax benefit / (expense)	15	(25)
Net loss	(8,042)	(7,962)
Net loss attributable to non-controlling interest	218	—
Net loss attributable to Sadot Group, Inc.	(7,824)	(7,962)

Net Loss Per Share attributable to Sadot Group, Inc.:
Basic and Diluted	(0.22)	(0.28)

Weighted-Average Number of Common Shares Outstanding:
Basic and Diluted	34,940,559	28,558,586

Sadot Group, Inc.
Consolidated Statement of Operations and Other Comprehensive Loss (Continued)

	For the Years Ended December 31,
	2023	2022
	$’000	$’000
Net loss	(8,042)	(7,962)
Other comprehensive income
Foreign exchange translation adjustment	2	—
Unrealized gain, net of income tax	6	—
Total other comprehensive income	8	—
Total comprehensive loss	(8,034)	(7,962)
Comprehensive loss attributable to non-controlling interest	218	—
Total Comprehensive loss attributable to Sadot Group, Inc.	(7,816)	(7,962)

Sadot Group, Inc.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2023	2022
	$’000	$’000
Cash Flows from Operating Activities
Net loss	(8,042)	(7,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of intangible asset	811	347
Impairment of goodwill	828	—
Depreciation and amortization expenses	1,808	2,015
Stock-based expenses	6,192	3,755
Change in fair value of stock-based compensation	(1,339)	—
Warrant modification expense	958	—
Gain on extinguishments of debt	—	(140)
Unrealized gain, net of income tax	6	—
Foreign exchange translation adjustment	2	—
Loss on disposal of assets	197	274
Bad debt expense	77	(48)
Changes in operating assets and liabilities:
Accounts receivable, net	(52,863)	(4)
Inventory	(2,263)	(39)
Operating right to use assets and lease liabilities, net	(19)	124
Other current assets	(55,698)	1,472
Other non-current assets	(46,339)	65
Accounts payable and accrued expenses	48,723	(133)
Other current liabilities	46,089	(104)
Contract liability, non-current	46,048	—
Deferred rent	—	(128)
Deferred revenue	1,413	308
Total adjustments	(5,369)	7,764
Net cash used in operating activities	(13,411)	(198)
Cash Flows from Investing Activities
Deposit on farmland	—	(4,914)
Investment from non-controlling interest	3,654	—
Purchases of property and equipment	(7,533)	(597)
Disposal of property and equipment	421	—
Collections from notes receivable	—	70
Net cash used in investing activities	(3,458)	(5,441)
Cash Flows from Financing Activities
Proceeds from notes payable	11,865	—
Repayments of notes payables	(5,693)	(230)
Proceeds from exercise of warrants	2,153	—
Net cash provided by / (used in) financing activities	8,325	(230)
Net Decrease in Cash	(8,544)	(5,869)
Cash – beginning of period	9,898	15,767
Cash – end of period	1,354	9,898

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. We define EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. We define Adjusted EBITDA as Net loss, adjusted for depreciation, amortization, net interest (income) expense, income taxes, impairment expenses, stock-based consulting expense, derived from amounts presented in the Consolidated Statement of Operations and Other Comprehensive Loss. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate our operating results and ongoing profitability because they permit investors to evaluate our recurring profitability from our ongoing operating activities.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA and Adjusted EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and Adjusted EBITDA Margin for the year ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
	$’000	$’000
Net loss	(8,042)	(7,962)
Adjustments to EBITDA:
Depreciation and amortization expenses	1,808	2,015
Interest expense, net	469	7
Income tax (benefit) / expense	(15)	25
EBITDA	(5,780)	(5,915)
Adjustments to Adjusted EBITDA:
Impairment of intangible asset	811	347
Impairment of goodwill	828	—
Other income	(308)	(46)
Change in fair value of stock-based compensation	(1,339)	—
Gain on debt extinguishment	—	(140)
Warrant modification expense	958	—
Gain on fair value remeasurement	(1,491)	—
Stock-based consulting expenses	6,192	3,716
Adjusted EBITDA	(129)	(2,038)
Adjusted EBITDA attributable to non-controlling interest	218	—
Adjusted EBITDA attributable to Sadot Group, Inc.	89	(2,038)

Gross Profit	9,931	4,392
Gross Profit attributable to Sadot Group, Inc.	10,149	4,392

Net loss Margin attributable to Sadot Group, Inc.	(1.1)%	(4.9)%
Adjusted EBITDA Margin attributable to Sadot Group, Inc.	—%	(1.3)%

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
Frank Pogubila
SVP
Integrous Communications
W - 951.946.5288
E - IR@sadotco.com